UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2011

Commission File Number: 000-53274

Farm Lands of Guinea, Inc.
(Exact name of registrant as specified in its charter)

Nevada	83-0510954
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

401 Atlantic Suites, Europort, Gibraltar
(Address of principal executive offices)

+353 696 8961
(Registrant’s telephone number, including area code)

Kryptic Entertainment Inc.
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Subscription Agreement

On August 17, 2011, we consummated transactions pursuant to a Subscription Agreement (the “Subscription Agreement”) with AIM Investments plc, a public limited company organized under the U.K. laws (“AIMI”), pursuant to which AIMI purchased for an aggregate price of $1.0 million an aggregate of 50,000 units with each unit comprised of four (4) shares of our common stock, Series A Warrant to purchase one (1) share of common stock at an exercise price of $7.50 per share and Series B Warrant to purchase one (1) share of common stock at an exercise price of $10.00 per share.

The Subscription Agreement contains representations and warranties of the Company and the investor which are customary for transactions of this type. It also obligates the Company to indemnify the investor for any losses arising out of any breach of the agreement or failure by the Company to perform with respect to the representations, warranties or covenants contained in the agreement. The Company also entered into several covenants in the Subscription Agreement including listing on a National Securities Exchange and registration of the securities issued to the investor for resale under the Securities Act of 1933, as amended (the “1933 Act”).

Letter Agreement

On August 17, 2011, we consummated transactions pursuant to a Letter Agreement (the “Letter Agreement”) with AIMI, pursuant to which we purchased 24,500,000 ordinary shares, par value GBX0.1 per share, of AIMI at a per share purchase price of GBX1.25 for a total price of $500,000. In connection with the purchase of the Shares, AIMI agreed to issue to the Company for no additional consideration warrants to purchase 24,500,000 ordinary shares of AIMI at an exercise price of GBX1.5 per share.

The foregoing description of the Subscription Agreement and Letter Agreement is qualified in its entirety by the text of the Subscription Agreement and the Letter Agreement annexed hereto.

On August 22, 2011, the Company issued a press release announcing the closing of the above described transactions, a copy of which is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01. The issuance of the Company’s securities described herein was effectuated pursuant to the exemption from the registration requirements of the 1933 Act provided by Section 4(2) of the Act and Regulation S promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

10.1	Form of Subscription Agreement by and between the Company and AIMI

10.2	Letter Agreement by and between the Company and AIMI

99.1	Press release of the Company dated August 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2011

FARM LANDS OF GUINEA, INC.

By:	/s/ Mark Keegan
Mark Keegan
Chief Executive Officer